Exhibit 35
                                  -----------


                             THE BANK OF NEW YORK


                             OFFICERS' CERTIFICATE
                        ANNUAL STATEMENT OF THE TRUSTEE


                                  CWALT, INC.
               ALTERNATIVE LOAN TRUST RESECURITIZATION 2006-22R,
          RESECURITIZATION PASS-THROUGH CERTIFICATES, SERIES 2006-22R

            The undersigned does hereby certify that the undersigned is an officer of The Bank of New York (the "Trustee"), and does hereby further certify pursuant to Section 3.11 of the Trust Agreement for the above-captioned Series (the "Agreement") that:

            (i) A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Agreement has been made under my supervision; and

            (ii) To the best of my knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.




/s/ Marion E. O'Connor                      Dated: March 15, 2007
----------------------
Marion E. O'Connor
Assistant Vice President